UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2009

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2009, Force Protection, Inc. (the “Company”) entered into Amendment No. 2 to the Employment Agreement with Michael Moody, its Chief Executive Officer and President (the “Amendment”) in order to clarify the range of and eligibility for the provisions of his annual cash bonus.  Pursuant to the Amendment, Mr. Moody shall be entitled to receive an annual cash bonus for each fiscal year, as determined by the Company’s board of directors or compensation committee, after good-faith consultation with Mr. Moody.  The Company’s board of directors or compensation committee may determine the terms and conditions of any formula to determine any annual bonus, as well as Mr. Moody’s attainment thereof.  The target bonus opportunity shall be approximately 75% of Mr. Moody’s annual base salary, but the actual bonus may be more or less than such target amount.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Amendment No. 2 to Employment Agreement between Force Protection, Inc. and Michael Moody dated September 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: September 24, 2009

/s/ Lenna Ruth Macdonald
(Signature)
Name: Lenna Ruth Macdonald
Title: Chief Strategy Officer, General Counsel and Secretary

EXHIBIT LIST

Exhibit	Description

10.1	Amendment No. 2 to Employment Agreement between Force Protection, Inc. and Michael Moody dated September 21, 2009